Exhibit 99.2

2941 Fairview Park Drive
Suite 100
Falls Church, VA 22042-4513
www.generaldynamics.com	News

November 7, 2011

Contacts:

General Dynamics	Force Protection
Rob Doolittle	Media:
Tel: 703 876 3199	Tommy Pruitt, Sr. Director, Communications
rdoolittle@gd.com	843-574-3866
tommy.pruitt@forceprotection.net

Investors:
Charles Mathis, Chief Financial Officer
843-574-0507
charles.mathis@forceprotection.net

Wes Harris, Sr. Director, Investor Relations
843-574-3892
wes.harris@forceprotection.net

General Dynamics and Force Protection Agree to Terms of Acquisition

•                  Force Protection shareholders to receive 31% premium over recent share price.

•                  Transaction expected to be accretive to General Dynamics’ earnings in 2012.

FALLS CHURCH, VA. and SUMMERVILLE, S.C. — General Dynamics (NYSE: GD) and Force Protection, Inc. (NASDAQ: FRPT) today announced that they have entered into a definitive merger agreement under which General Dynamics will acquire Force Protection for a price of $5.52 per share of common stock, or approximately $360 million.

Force Protection will become a part of General Dynamics Land Systems, the Sterling Heights, Mich.-based designer and manufacturer of Abrams main battle tanks and Stryker infantry combat vehicles.

“Force Protection complements and strategically expands General Dynamics’ armored vehicle business, adding new products to the expansive portfolio of combat vehicles that we currently manufacture and support,” said Mark C. Roualet, president of General Dynamics Land Systems. “In addition, Force Protection’s skilled workforce provides high-quality support and sustainment services to an installed fleet of approximately 3,000 vehicles, strengthening our ability to support assets deployed with U.S. forces around the world.  With this acquisition, we will create new opportunities to serve domestic and international customers alike.”

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Michael Moody, chairman and chief executive officer of Force Protection, Inc., commented, “After careful consideration of the strategic direction of Force Protection, our board decided that a sale to General Dynamics would maximize value for our stockholders. With their armored vehicle business, General Dynamics will be able to pursue opportunities that we could not have pursued as a stand-alone company. As part of the General Dynamics family, our innovative products and offerings will continue to provide militaries worldwide critical assets that save troops’ lives.”

The proposed acquisition has been approved by the board of directors of each company. Under the terms of the merger agreement, General Dynamics will commence a tender offer for all of the outstanding shares of common stock of Force Protection. Force Protection’s board of directors has resolved to recommend that Force Protection stockholders tender their shares into the tender offer in accordance with the terms of the merger agreement.  The transaction is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the companies expect the transaction to be completed by year-end 2011.  The transaction is expected to be accretive to General Dynamics’ earnings in 2012.

Force Protection, which has approximately 1,100 employees, provides survivability solutions to support the armed forces of the United States and its allies.  The company designs, manufactures, tests, delivers and supports its blast- and ballistic-protected products to increase survivability for users.

Force Protection’s specialty vehicles — including the Buffalo, Cougar and Ocelot — are at the forefront of blast- and ballistic-protected technology.  Those vehicles are designed specifically for reconnaissance and urban operations and to protect their occupants from landmines, hostile fire and improvised explosive devices (IEDs, commonly referred to as roadside bombs).  The company has delivered more than 3,000 vehicles under the U.S. military’s Mine Resistant Ambush Protected (MRAP) vehicle program, and also provides Cougar and Buffalo mine-protected vehicles to foreign customers including the United Kingdom Ministry of Defence.

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General Dynamics Land Systems is a leading manufacturer of wheeled, tracked and amphibious combat vehicles, offering a spectrum of design, production and lifecycle support to customers worldwide.  General Dynamics Land Systems employs world-class manufacturing and systems-integration processes to develop vehicles designed to meet current and future ground-combat requirements. The company employs approximately 8,400 workers.

More information about General Dynamics is available at www.generaldynamics.com.

Notice to Investors

The tender offer described in this press release has not yet commenced. This press release is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Force Protection stock. At the time the tender offer is commenced, Falcon Acquisition Corp., a wholly-owned subsidiary of General Dynamics, will file a tender offer statement and related exhibits with the U.S. Securities and Exchange Commission (the “SEC”) and Force Protection will file a solicitation/recommendation statement with respect to the tender offer. Investors and stockholders of Force Protection are strongly advised to read the tender offer statement (including the related exhibits) and the solicitation/recommendation statement, as they may be amended from time to time, when they become available, because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. The tender offer statement (including the related exhibits) and the solicitation/recommendation statement will be available at no charge on the SEC’s website at www.sec.gov.  In addition, the tender offer statement and other documents that the wholly-owned subsidiary of General Dynamics files with the SEC will be made available to all stockholders of Force Protection free of charge at www.generaldynamics.com. The solicitation/recommendation statement and the other documents filed by Force Protection with the SEC will be made available to all stockholders of Force Protection free of charge at www.forceprotection.net.

Additional Information about the Merger and Where to Find It

In connection with the potential one-step merger of Falcon Acquisition Corp. with and into Force Protection without the prior consummation of the Offer (the “One Step Merger”), Force Protection will file a proxy statement with the SEC.  Additionally, Force Protection will file other relevant materials with the SEC in connection with the proposed acquisition of Force Protection by General Dynamics and Falcon Acquisition Corp. pursuant to the terms of the Merger Agreement.  Investors and stockholders of Force Protection are strongly advised to read the proxy statement and the other relevant materials, as they may be amended from time to time, when they become available, because they will contain important information about the One Step Merger and the parties to the One Step Merger, before making any voting or investment decision with respect to the One Step Merger.  The proxy statement will be available at no charge on the SEC’s web site at www.sec.gov.  The proxy statement and other documents filed by Force Protection with the SEC will be made available to all stockholders of Force Protection free of charge at www.forceprotection.net.

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Force Protection and its directors and officers may be deemed to be participants in the solicitation of proxies from Force Protection’s stockholders with respect to the One Step Merger.  Information about Force Protection’s directors and executive officers and their ownership of Force Protection’s common stock is set forth in the proxy statement for Force Protection’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2011.  Force Protection stockholders may obtain additional information regarding the interests of Force Protection and its directors and executive officers in the Merger, which may be different than those of Force Protection stockholders generally, by reading the proxy statement and other relevant documents regarding the One Step Merger, when filed with the SEC.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

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